EXHIBIT 99.3

Upexi to Present at the LD Micro Invitational XVI Conference on May 17-19

TAMPA, FL., May 7, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that Brian Rudick, Chief Strategy Officer, will present at the LD Micro Invitational XVI Conference being held at the Luxe Sunset Boulevard Hotel in Los Angeles, CA, on May 17-19, 2026.

LD Micro Invitational XVI Conference Details:

Location: Luxe Sunset Boulevard Hotel, Los Angeles, CA

Presentation Day and Time: Tuesday, May 19 at 2:00 p.m. PT

Presentation Location: Track 3

Type: Investor Meetings and Presentation

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana, the cryptocurrency of the leading high-performance blockchain, Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com